EXHIBIT 99.1

 2022 Annual Shareholder Meeting  March 9, 2023  Achieving Performance

 Forward Looking Statements & Safe Harbor  Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including compliance costs and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity, and the Risk Factors disclosed in our annual and quarterly reports. In addition, the COVID-19 pandemic continues to have an adverse impact on the Company, its customers, and the communities it serves. The adverse effect of the COVID-19 pandemic on the Company, its customers, and the communities where it operates will continue to adversely affect the Company’s business, results of operations, and financial condition for an indefinite period of time.  The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.  2

 FISCAL 2022 HIGHLIGHTSAchieving Performance  3  Full year earnings of $20.1 million – a 22% increase over 2021, and the highest in our 106-year history.   Total assets of $1.86 billion at September 30, 2022.  Net Loans were $1.44 billion, an increase of 7.5% over year-end 2021.   Total loan production in excess of $470 million led by commercial real estate and residential mortgage volume.  Asset quality remained solid and stable.   Capital ratios are strong.   Net Interest margin increased 42 basis points to 3.38% from last year.   ROAA of 1.08%.  Increased dividend by $0.07 cents per share.  Continued growth in our customer adoption of digital banking services.  Employees are engaged in their local communities.

 Total Loan Growth:  $113 M  Commercial Loan Growth:  $149 M  4  ESSA LOAN COMPOSITION SHIFT  ($000’s)  Year Ended   9/30/2019  9/30/2020  9/30/2021  9/30/2022  1-4 Family  $597,514  $610,380  $580,313  $623,375  Construction & Development  5,672  11,853  14,013  25,024  CRE & Multifamily  480,647  509,628  591,117  678,841   C&I  127,387  *218,833  *119,664  78,574  Consumer, Home Equity & Other  130,063  82,888  53,859  48,497  Total Loans  $1,341,283  $1,433,582  $1,358,966  $1,454,311  $1.34 B  Total Loans  $1.45 B  Total Loans  * Includes PPP loans of $77.8 million at 09/30/2020 and $22.6 million at 09/30/2021 respectively

 $1.38 B  Total Deposits  5  ESSA RETAIL DEPOSIT COMPOSITION SHIFT  Excludes broker deposits  Mobile transactions increased 15% in 2022.   Continued core deposit focus, Demand Deposits CAGR of 10.9%.  $1.18 B  Total Deposits  ($000's)  Year Ended   9/30/2019  9/30/2020  9/30/2021  9/30/2022  DDA  $212,802  $242,642  $257,747  $290,061  NOW  188,289  274,722  341,138  357,516  SAV  135,011  160,975  189,004  196,696  MMDA  364,635  401,863  428,272  402,080  TD  284,028  245,303  194,924  133,668  Total  $1,184,765  $1,325,505  $1,411,085  $1,380,021  Total Deposit Growth:  $195 M  Core Deposit Growth:  $346 M

 CONSOLIDATED FINANCIAL HIGHLIGHTS  6

 SOLID ASSET QUALITY  7  to

 MANAGEMENT FOCUSED ON EFFICIENT OPERATIONS  8  * Non-interest expense was $38.1 million net of the $2.5 million prepayment penalty related to the deleverage strategy. The prepayment penalty was offset by a $2.5 million gain on sale of investment securities, also as part of the deleverage strategy.

 9  Strong Capital Levels  Years Ended September 30

 10  TANGIBLE BOOK / FY 2022 STOCK PRICE  Years Ended September 30

 11  MARKET CAPITALIZATION  ($ in 000’s)  Years Ended September 30  Repurchased 110,000 shares of common stock at an average price of $17.10 in fiscal 2022.

 12  Corporate Citizenship & Community Commitment  ESSA employees donated more than 3,000 hours of community service and the bank made contributions to over 175 community organizations.  We established new relationships with The Rise-up Fund and Neighborhood Housing Services to help those in pursuit of home ownership in underserved communities.   The Bank continued its participation in the federal CARE and STAR programs.   In 2022, The ESSA Bank & Trust Foundation awarded $1.6 million in grants to community organizations throughout our markets.   Continued with our $25,000 investment in the Jordan Heights Neighborhood Development Investment Fund (JH Fund) through the Housing Association & Development Corporation (HADC).  Participated in Adopt-an-Apartment program through Ripple Community Inc in which donations are used to supplement the rent for very low-income families in the Allentown area. ESSA pledged enough to cover 6 months of rental assistance to help Ripple Community break the cycle of homelessness.

 2022 BRAND & PROMOTIONAL MESSAGING   13

 STRATEGIC OBJECTIVES  Continue balance sheet transition towards higher yielding commercial loans.  Build upon our digital strategy with Fiserv to improve customer adoption and supplement our branch footprint.  Continue to grow non-interest income lines of business to strengthen and diversify earnings.  Strong focus on non-interest expense.  Maintain strong enterprise-wide risk management practices and stable asset quality.  Continue to be a source of strength and service to the communities in which we operate.   14

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